PROPERTY PURCHASE AGREEMENT

THIS PROPERTY PURCHASE AGREEMENT (hereinafter referred to as this “Agreement”) is made effective as of October 31, 2019.

BETWEEN:

37 CAPITAL INC. of Suite 400, 570 Granville Street, Vancouver, BC, V6C 3P1

(hereinafter referred to as "37 Capital")

OF THE FIRST PART

AND:

COLT RESOURCES INC. of Suite 2209, 1111 Alberni Street, Vancouver, BC V6E 4V2

(hereinafter referred to as "Colt")

OF THE SECOND PART

37 Capital and Colt shall hereinafter collectively be referred to as the “Parties”.

WHEREAS:

A.                                       Colt holds a 67% right, interest and title in and to the mineral claims covering an area of 650 hectares which are located in the Kamloops Mining Division of the Province of British Columbia, Canada (hereinafter referred to as the “Extra High Property”), as more particularly described in Schedule "A" hereto;

B.                                        Colt wishes to sell all of its 67% right, interest and title in and to the Extra High Property to 37 Capital, and 37 Capital wishes to purchase from Colt all of Colt’s 67% right, interest and title in and to the Extra High Property, on the terms and conditions of this Agreement; and

C. The Parties wish to enter into this Agreement to formalize the Parties’ respective interests and the ongoing rights and obligations of the Parties in and to the Extra High Property;

NOW THEREFORE, this Agreement witnesses that in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, the Parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1                                      Currency. Unless otherwise expressly stated, all references to currency in this Agreement are references to the lawful currency of Canada.

1.2                                         Headings. The use of headings in this Agreement and the schedules hereto are solely for ease of reference and shall not affect the interpretation or the construction of any provision hereof.

1.3                                         References. Unless otherwise stated, a reference to an Article, Section or other organizational division shall refer to the respective Article, Section or other organizational division of this Agreement.

ARTICLE 2

CONSIDERATION FOR THE PURCHASE AND SALE

2.1                                      Consideration. Colt shall sell to 37 Capital, and 37 Capital shall purchase from Colt all of Colt’s 67% right, interest and title in and to the Extra High Property, on the terms and conditions of this Agreement. 37 Capital shall pay to Colt:

(a) $25,000 (Twenty-Five Thousand Dollars), payable at the closing as hereinbelow defined (the "Closing") of the purchase and sale contemplated herein;

(b) $75,000 (Seventy-Five Thousand Dollars) after 18 (Eighteen) months from the Closing; and

(c) 0.5% (Half of one percent) NSR (Net Smelter Returns) Royalty which shall be payable 60 business days after the commencement of commercial production from the Extra High Property (hereinafter referred to as “Colt’s NSR Royalty”). 37 Capital may, at its sole discretion, purchase Colt’s NSR Royalty at any time by making a payment of $500,000 (Five Hundred Thousand Dollars) to Colt.

ARTICLE 3

MATTERS RELATING TO THE PROPERTY

3.1                                     Conduct of operations. All operations conducted by 37 Capital on the Extra High Property shall be in accordance with good exploration, development, mining and reclamation practice, and in compliance with all applicable legislation.

3.2                                     Maintenance of Property. 37 Capital shall carry out sufficient assessment or other work and/or pay sufficient fees in lieu of such work to maintain the Extra High Property in good standing for a period of not less than 24 (Twenty-four) months from the Closing.

ARTICLE 4

CLOSING

4.1 Closing. The completion of the purchase and sale contemplated herein shall take place at the office of 37 Capital on Monday, November 4, 2019. At the Closing:

(a) Colt shall deliver to 37 Capital:

(i) one or more instruments of transfer, in form and content satisfactory to 37 Capital with respect to the transfer of all of Colt’s 67% right, interest and title in and to the Extra High Property to 37 Capital;

(ii) a certified copy of the resolutions of Colt’s directors authorizing this Agreement and the sale of all of Colt’s 67% right, interest and title in and to the Extra High Property to 37 Capital; and

(iii) such other instruments and documents as 37 Capital may reasonably request;

(b) 37 Capital shall deliver to Colt:

(i) a certified cheque made payable to "Colt Resources Inc." in the amount of $25,000 (Twenty-Five Thousand Dollars);

(ii) a copy of the resolutions of 37 Capital’s directors authorizing this Agreement and the purchase of all of Colt’s 67% right, interest and title in and to the Extra High Property from Colt; and

(iii) such other instruments and documents as Colt may reasonably request.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1                                     Colt's representations and warranties. Colt represents and warrants to 37 Capital that as at the date hereof and as at the date of the Closing:

(a) the Extra High Property is in good standing, free and clear of all liens, taxes, assessments, encumbrances and other charges of any nature or kind whatsoever, whether written or oral, direct or indirect;

(b) there are no actions, suits, claims, proceedings, litigation or investigations pending, or to the best of the Colt's knowledge after due investigation, threatened, or any judgments outstanding and unsatisfied, against or affecting all or any part of the Extra High Property;

(c) no other person or party has any agreement or other right to acquire any interest in the Extra High Property;

(d) to the best of Colt's knowledge, information and belief, any and all previous work conducted on the Extra High Property by Colt was conducted in compliance with all applicable laws;

(e) it has the full and undisputed power, right and authority to enter into and deliver this Agreement, to perform and observe the covenants and conditions on its part to be performed and observed herein, and to deal with the Extra High Property as provided for in this Agreement;

(f) all necessary approvals of its directors and officers, and any further approvals that may be required in connection therewith, have been obtained to authorize the entering into and delivery of this Agreement and the taking of all actions required pursuant hereto by Colt;

(g) neither the execution or delivery of this Agreement, nor the performance or observance of the provisions hereof, will conflict with or result in the violation, contravention or breach of, or constitute or result in a default under:

(i) the constating documents of Colt or of any resolution of its directors or officers; or

(ii) any agreement, written or oral, to which Colt may be a party or by which Colt is or may be bound; or

(iii) any of the terms and provisions of any law applicable to Colt.

(h) this Agreement has been duly executed and delivered by Colt and it constitutes a valid, legal and binding agreement enforceable against Colt in accordance with its terms;

(j) Colt has made available to 37 Capital all information in its possession or control relating to the Extra High Property that it considers material;

(k) Colt does not have any material information or knowledge of any material facts pertaining to the Extra High Property or substances thereon or therein which it has not disclosed to 37 Capital and which if known to 37 Capital might reasonably be expected to deter 37 Capital from completing the transactions contemplated hereby; and

(l) Colt is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

5.2 37 Capital's representations and warranties. 37 Capital represents and warrants to Colt that as at the date hereof and as at the date of the Closing:

(a) it has the full and undisputed power, right and authority to enter into and deliver this Agreement, to perform and observe the covenants and conditions or its part to be performed and observed herein, and to deal with the Extra High Property as provided for in this Agreement;

(b) all necessary approvals of its directors and officers have been obtained to authorize the entering into and delivery of this Agreement and the taking of all actions required pursuant hereto by 37 Capital;

(c) neither the execution or delivery of this Agreement, nor the performance or observance of the provisions hereof, will conflict with or result in the violation, contravention or breach of, or constitute or result in a default under:

(i) the constating documents of 37 Capital or of any resolution of its directors or officers;

(ii) any agreement, written or oral, to which 37 Capital may be a party or by which 37 Capital is or may be bound; or

(iii) any of the terms and provisions of any law applicable to 37 Capital;

(d) this Agreement has been duly executed and delivered by 37 Capital and it constitutes a valid, legal and binding agreement enforceable against 37 Capital in accordance with its terms; and

(e) 37 Capital is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

5.3                                      Investigations. No investigation made by or on behalf of either of the Parties hereto at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the other party herein or pursuant hereto.

ARTICLE 6

TERMINATION

6.1                                     Termination by 37 Capital. This Agreement may be terminated by 37 Capital at which time this Agreement shall have no further force and effect other than Section 2.1(b) hereof.

ARTICLE 7

DEFAULT

7.1 Default by 37 Capital. In the event that 37 Capital is in default of the timely payment as required pursuant to Section 2.1(b) hereof and, if applicable, Section 2.1(c) hereof, then Colt may give written notice of such default to 37 Capital, and 37 Capital shall have 45 business days to remedy such default. For greater certainty, Colt shall not be entitled to receive and shall not receive Colt’s NSR Royalty if the Extra High Property is not placed into commercial production.

ARTICLE 8

NO OTHER CONSIDERATION TO COLT

8.1 Upon 37 Capital fulfilling its obligations pursuant to Sections 2.1(a) & (b) and, if applicable, Section 2.1(c) of this Agreement, Colt shall not be entitled to receive, and shall not receive any other consideration whatsoever from 37 Capital and furthermore, Colt shall not have any other right, interest and title in and to the Extra High Property.

ARTICLE 9

FORCE MAJEURE

9.1       Force Majeure. If 37 Capital is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, floods, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the reasonable control of 37 Capital, the time set out for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. 37 Capital, insofar as is possible, shall promptly give written notice to Colt of the particulars of the reasons for any prevention or delay under this section and shall take all reasonable steps to remove the cause of such prevention or delay as soon as reasonably practicable, and shall give notice to Colt as soon as such cause ceases to subsist.

ARTICLE 10 INDEMNITIES

10.1      Each party hereto shall and does hereby indemnify and save harmless the other, as well as its directors, officers, employees, agents and representatives from and against any and all claims, suits, actions, proceedings, demands, liabilities, losses, damages, costs, expenses, fees, fines, penalties, interests and deficiencies of any nature or kind whatsoever (collectively, the “Claims”) arising by virtue of or in respect of any inaccuracy, misstatement, misrepresentation, act or omission made by such party in connection with any matter set out herein.

10.2                                 Notwithstanding any other provision of this Agreement, the indemnities provided herein shall remain in full force and effect until all possible liabilities of the persons indemnified thereby are extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by such indemnified persons from any other person.

10.3                                 No investigation made by or on behalf of either of the Parties hereto at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the other party herein or pursuant hereto. No waiver by either of the Parties hereto of any provision herein, in whole or in part, shall operate as a waiver of any other provision herein.

ARTICLE 11

RELATIONSHIP OF THE PARTIES

11.1 Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, the agent or legal representative of the other, nor create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this Agreement be construed to create, any mining, commercial, or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party.

11.2 There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

ARTICLE 12

GENERAL

12.1 Notices. All notices, communications and other documents required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by prepaid registered mail or facsimile transmission (with confirmed receipt) or electronic email to the recipient as follows:

(a) in the case of 37 Capital:

37 CAPITAL INC.

Suite 400, 570 Granville Street Georgia Street Vancouver, B.C. V6C 3P1

Facsimile No. (604) 681-9428

Email: info@37capitalinc.com

(b) in the case of Colt:

COLT RESOURCES INC.

Suite 2209, 1111 Alberni Street, Vancouver, BC V6E 4V2

Facsimile No. (604) 488-0868

Email: john.gravelle@rogers.com

and shall be deemed to be validly given and received (i) if personally delivered or sent by facsimile transmission (with confirmed receipt) or by electronic mail, on the date of delivery or transmission if delivered or transmitted during normal business hours and on the next business day following the date of delivery or transmission if delivered or transmitted after normal business hours; and (ii) if sent by prepaid registered mail, on the date which is five (5) business days after the date of mailing excluding all days in which postal service is disrupted. Either party may from time to time change its address by written notice to the other in accordance with this Section.

12.2                               Entire agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior communications, understandings and agreements between the Parties with respect to the subject matter hereof. The Parties shall execute and deliver any and all such instruments and other documents and perform any and all such acts and other things as may be necessary or desirable to carry out the intent of this Agreement.

12.3                               Amendments and Waivers. Any amendments hereto or waivers in respect hereof shall only be effective if made in writing and executed by the authorized signatories of the Parties thereto. No waiver shall constitute a waiver of any other provision or act as a continuing waiver unless such is expressly provided for.

12.4                              Invalid Provisions and Limitation. The invalidity or unenforceability of any provision hereof shall not affect or impair the validity or enforceability of the remainder of this Agreement or any other provision hereof.

12.5 Assignment and Enurement This Agreement and any rights herein or hereto may be assigned or otherwise transferred only by 37 Capital to a third party. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

12.6   Arbitration. Any dispute or conflict between the Parties concerning this Agreement which cannot be settled by them shall be submitted firstly to a mutually agreeable mediator who will have no authority to bind the Parties and, in the event that mediation efforts are unsuccessful, to a single arbitrator pursuant to the provisions of the Commercial Arbitration Act (British Columbia) or, if the Parties cannot agree upon a single arbitrator, to three arbitrators, one appointed by 37 Capital, one appointed by Colt and a third appointed by the arbitrators appointed by 37 Capital and Colt. Arbitration proceedings shall take place in Vancouver, British Columbia, at such place that the arbitrator or arbitrators shall determine.

12.7                               Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The Parties agree that the courts of British Columbia shall have exclusive jurisdiction to entertain any action or other legal proceedings arising under this Agreement, and the Parties attorn to the exclusive jurisdiction of the courts of British Columbia.

12.8                              Counterparts and Delivery. This Agreement, notices and future amendments, if any, associated with it may be executed and delivered in two or more counterparts by facsimile or by electronic mail. Each such counterpart and facsimile or electronic mail shall be deemed to form one and the same and an originally executed instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution or delivery.

12.9 Time. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

37 CAPITAL INC.

Per: /s/ Jake H. Kalpakian

Authorized Signatory

COLT RESOURCES INC.

Per: /s/ John Gravelle

Authorized Signatory

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 Schedule “A"

List of Mineral Claims Comprising the Extra High Property

TENURE NUMBER	NAME OF CLAIM	Property Size (in hectares)	CONVERSION DATE OR DATE STAKED	BC MAP #	EXPIRY DATE
509949	Extra High	60.829	2005/MAR/31	082M	2019/DEC/25
509961	Extra High	121.664	2005/MAR/31	082M	2019/DEC/25
509969	Extra High	344.834	2005/MAR/31	082M	2019/DEC/25
510214	Extra High	40.557	2005/APR/05	082M	2019/DEC/25
510215	Extra High	81.124	2005/APR/05	082M	2019/DEC/25
Total:		650

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ADDENDUM TO THE

PROPERTY PURCHASE AGREEMENT

THIS ADDENDUM TO THE PROPERTY PURCHASE AGREEMENT dated October 31, 2019 is made effective as of November 4, 2019 (this “Addendum”).

BETWEEN:

37 CAPITAL INC. of Suite 400, 570 Granville Street, Vancouver, BC, V6C 3P1

(hereinafter referred to as "37 Capital")

OF THE FIRST PART

AND:

COLT RESOURCES INC. of Suite 2209, 1111 Alberni Street, Vancouver, BC V6E 4V2

(hereinafter referred to as "Colt")

OF THE SECOND PART

37 Capital and Colt shall hereinafter collectively be referred to as the “Parties”.

WHEREAS:

A.	The Parties entered into and executed the Property Purchase Agreement effective as of October 31, 2019 (the Property Purchase Agreement”) which is more particularly described in Exhibit “A” attached hereto;

and,

B.	The Parties wish to extend the completion date of the purchase and sale contemplated in the Property Purchase Agreement.

NOW THEREFORE, this Addendum witnesses that in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, the Parties hereto agree as follows:

1.	In respect to Article 4.1 (Closing), the Parties agree that the completion of the purchase and sale contemplated in the Property Purchase Agreement shall take place at the office of 37 Capital on Monday, November 25, 2019.

and,

2.	All other terms and conditions of the Property Purchase Agreement shall remain unchanged and shall be in full force and effect.

IN WITNESS WHEREOF the Parties have executed this Addendum as of the day and year first above written.

37 CAPITAL INC.

Per: /s/ Jake H. Kalpakian

Authorized Signatory

COLT RESOURCES INC.

Per: /s/ John Gravelle

Authorized Signatory

3